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BARRETT RESOURCES CORPORATION                                  Exhibit (a)(2)(v)

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 news release
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FOR IMMEDIATE RELEASE
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CONTACT:
Frank Keller/Robert Howard         Paul Verbinnen/David Reno/Jonathan Gasthalter
Barrett Resources                  Citigate Sard Verbinnen
303-572-3900                       212-687-8080

              BARRETT COMMENTS ON EXTENSION OF SHELL TENDER OFFER

        DENVER, CO - April 20, 2001 - Barrett Resources Corporation (NYSE: BRR) today commented on Shell Oil Company's extension of its tender offer for all outstanding shares of Barrett.

        Noting that, on March 8, 2001, the Barrett Board announced it was taking all necessary steps to maximize shareholder value by seeking proposals from qualified parties to attain a full appreciation of Barrett's assets, Peter A. Dea, Chairman and Chief Executive Officer of Barrett said, "We are very pleased with our process and it is proceeding expeditiously."

        Commenting on Shell's tender extension, Dea said, "We continue to urge shareholders not to tender into the Shell offer or grant any written consents they may seek."

        Barrett Resources is a Denver-based independent natural gas and oil exploration and production company that is also involved in gas gathering, marketing and trading activities. Barrett's properties are focused primarily in the Rocky Mountain region of Colorado, Wyoming and Utah, the Mid-Continent area of Kansas, and Oklahoma and the Gulf of Mexico region of offshore Texas and Louisiana. For additional information about Barrett, please visit our Web site at www.brr.com.

Forward-Looking Statements

This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such projections or statements include the Company's current views with respect to future events, financial performance, Board decisions with respect to modifying the process described herein, and expectations of responses by potential qualified parties. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.

IN RESPONSE TO THE TENDER OFFER COMMENCED BY SHELL OIL COMPANY THROUGH ITS INDIRECT WHOLLY OWNED SUBSIDIARY SRM ACQUISITION COMPANY ON MARCH 12, 2001, BARRETT RESOURCES CORPORATION HAS FILED WITH THE SEC ITS RECOMMENDATION TO STOCKHOLDERS REGARDING THE TENDER OFFER.

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IN RESPONSE TO ANY CONSENT SOLICITATION THAT MAY BE COMMENCED BY SHELL AND SRM
ACQUISITION, BARRETT WOULD FILE WITH THE SEC ANY CONSENT REVOCATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS THAT MAY BE PREPARED BY BARRETT IN RESPONSE TO SHELL'S CONSENT SOLICITATION. BARRETT HAS FILED WITH THE SEC A PRELIMINARY CONSENT REVOCATION STATEMENT AND OTHER SOLICITATION MATERIALS IN RESPONSE TO A PRELIMINARY CONSENT SOLICITATION STATEMENT FILED BY SHELL WITH THE SEC. INVESTORS ARE STRONGLY ADVISED TO READ ANY DEFINITIVE CONSENT REVOCATION STATEMENT, IF AND WHEN IT IS FILED AND BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. ANY DEFINITIVE CONSENT REVOCATION STATEMENT WOULD BE FILED BY BARRETT WITH THE SEC.

STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF ANY DEFINITIVE CONSENT REVOCATION STATEMENT (IF AND WHEN FILED AND AVAILABLE) AND OTHER RELEVANT DOCUMENTS ON THE SEC'S WEB SITE AT WWW.SEC.GOV. ANY DEFINITIVE CONSENT REVOCATION STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY DIRECTING A REQUEST TO BARRETT RESOURCES CORPORATION-- INVESTOR RELATIONS AT
(303) 572-3900.

                    CERTAIN INFORMATION REGARDING PERSONS
                     WHO MAY BE DEEMED TO BE PARTICIPANTS

IN ADDITION, THE IDENTITY OF PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF CONSENT REVOCATIONS FROM BARRETT STOCKHOLDERS AND SUCH PERSONS' HOLDINGS OF BARRETT COMMON STOCK ARE CONTAINED IN BARRETT'S PRELIMINARY CONSENT REVOCATION STATEMENT FILED WITH THE SEC UNDER REGULATION 14A.

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